UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 27, 2026

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 7.125% Green Junior Subordinated Notes due 2056

On February 27, 2026, HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (the “Company”), issued $600,000,000 aggregate principal amount of its 7.125% Green Junior Subordinated Notes due 2056 (the “Notes”), under an indenture, dated as of June 24, 2025 (the “Base Indenture”), between the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”), Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC”), HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), HAT Holdings II LLC, a Maryland limited liability company (“HAT II”), HAC Holdings I LLC, a Delaware limited liability company (“HAC Holdings I”) and HAC Holdings II LLC, a Delaware limited liability company (“HAC Holdings II,” and collectively with the Operating Partnership, HAC, HAT I, HAT II and HAC Holdings I, the “Guarantors”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee, as amended and supplemented pursuant to an Officer’s Certificate, dated February 27, 2026 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”).

The Company intends to use the net proceeds from the offering to (i) temporarily repay a portion of the outstanding borrowings under the Company’s unsecured revolving credit facility, (ii) temporarily repay a portion of the outstanding borrowings under the Company’s commercial paper programs or (iii) redeem all or a lesser amount of the outstanding principal amount of the Company’s 8.00% Senior Notes due 2027. The Company will use cash equal to the net proceeds from the offering of the Notes to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects. These eligible green projects may include projects with disbursements made during the twelve months preceding the issue date of the offering of the Notes and projects with disbursements to be made within two years following the issue date. Prior to the full investment of an amount equal to such net proceeds in such eligible green projects, the Company intends to apply the net proceeds as set forth above and to invest any remaining net proceeds in interest-bearing accounts and short-term, interest-bearing securities.

The Notes bear interest (i) from and including February 27, 2026 to, but excluding, November 15, 2031 (the “First Reset Date”) at the rate of 7.125% per year and (ii) from and including the First Reset Date, during each Reset Period (as defined in the Indenture), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined in the Indenture) as of the most recent Reset Interest Determination Date (as defined in the Indenture) plus a spread of 3.478%, to be reset on each Reset Date (as defined in the Indenture); provided, that the interest rate during any Reset Period will not reset below 7.125%. Subject to the Company’s right to defer interest payments as described in the Indenture, interest on the Notes will be paid semi-annually in arrears on each May 15 and November 15, commencing May 15, 2026.

Any deferred interest on the Notes will accrue additional interest at a rate equal to the interest rate then applicable to the Notes to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Notes, including any additional interest accrued on the deferred interest, the Company can again defer interest payments on the Notes as described above, but not beyond the maturity date of the Notes.

The following is a brief description of the terms of the Notes and the Indenture.

Change of Control

If a Change of Control Event (as defined in the Indenture) occurs and is continuing, the Company may redeem the Notes, in whole but not in part, at its option at a redemption price equal to 101% of the principal amount plus any accrued and unpaid interest thereon to, but excluding the date of redemption.

Optional Redemption

The Company may redeem the Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date.

The Notes are redeemable, in whole, but not in part, at 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time following the occurrence and during the continuance of a Tax Event (as defined in the Indenture).

The Notes are redeemable in whole, but not in part, at 102% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined in the Indenture) with respect to the Notes.

Guarantees

When the Notes are first issued they will be guaranteed solely by the Guarantors. None of the Company’s other current or future subsidiaries will be required to guarantee the Notes in the future.

Ranking

The Notes will:

•	be subordinate and junior in right of payment to all existing and future senior indebtedness, guarantees and other liabilities of the Company;

•	be effectively junior to the Company’s secured debt, to the extent of the value of the collateral securing such secured debt;

•	be effectively junior to all debt and other liabilities of the Company’s subsidiaries from time to time outstanding (other than any pari passu debt and other liabilities of the Guarantors);

•	be pari passu with all existing and future subordinated indebtedness, guarantees and other liabilities of the Company that is not specifically stated to be junior to the Notes; and

•	rank senior to all of the equity securities of the Company.

The guarantee from each Guarantor will:

•	be subordinate and junior in right of payment to all existing and future senior indebtedness, guarantees and other liabilities;

•	be effectively junior to the Guarantors’ secured debt, to the extent of the value of the collateral securing such secured debt;

•

be effectively junior to all debt and other liabilities of the Guarantors’ subsidiaries (other than any pari passu debt and other liabilities of subsidiaries that are Guarantors of the Notes) from time to time outstanding;

•	be pari passu with all other existing and future subordinated indebtedness, guarantees and other liabilities of the Guarantors that is not specifically stated to be junior to the Guarantee; and

•	rank senior to all of the equity securities of the Guarantors.

The Guarantors’ guarantees of the Notes and all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under such guarantee and the Indenture under certain circumstances set forth in the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (as defined in the Indenture) (other than the Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor.

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things, impose certain requirements in order for the Company to merge or consolidate with or transfer all or substantially all of our assets to another person.

Events of Default

The Indenture also provides for Events of Default (as defined in the Indenture) which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The preceding description is qualified in its entirety by reference to the Base Indenture and Officer’s Certificate, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 24, 2025 by and among HA Sustainable Infrastructure Capital, Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (No. 001-35877), filed on June 24, 2025).

4.2	Indenture Officer’s Certificate pursuant to Section 2.02 of the Indenture, dated February 27, 2026 (including the form of HA Sustainable Infrastructure Capital, Inc.’s 7.125% Green Junior Subordinated Note due 2056).

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)

8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)

23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: February 27, 2026	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer